Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-205944, No. 333-217121, No. 333-224330, No. 333-230994 and No. 333-237873) and Form F-3 (No. 333-230718) of our report dated September 16, 2020 relating to the financial statements of Baozun Inc., appearing in this Current Report on Form 6-K of Baozun Inc. dated September 16, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

September 16, 2020